UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant    🗷                        Filed by a Party other than the Registrant    ☐

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☐     Preliminary Proxy Statement

☐     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐     Definitive Proxy Statement

☐     Definitive Additional Materials

🗷     Soliciting Material under Rule 14a-12

CORNERSTONE BUILDING BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐     Fee paid previously with preliminary materials.

☐     Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

CD&R Acquisition - Q&A

What is the transaction that was just announced?

▪	Cornerstone Building Brands has reached an agreement with Clayton, Dubilier & Rice (CD&R), which currently owns approximately 49% of Cornerstone Building Brands

▪	Under the agreement, CD&R will acquire all of the outstanding shares of our common stock that it does not already own at a price of $24.65 per share in an all-cash transaction

Why is CD&R buying the rest of our shares and taking the company private?

▪	CD&R is a highly respected investment firm recognized for its long history of investing in successful businesses and growing them through operational excellence

▪	CD&R has been a valuable partner to us since well before Cornerstone Building Brands was formed in 2018 with the merger of NCI Building Systems and Ply Gem Building Products and knows our business extremely well. Together, we have successfully integrated the companies and delivered growth while building a strong foundation for future expansion of our business.

▪	CD&R recognizes our value in the marketplace as well as our commitment to delivering for our customers. With CD&R’s strategic and operational support, we have the opportunity to accelerate our future growth plans and advance our journey to be the premier exterior building solutions company

How will this transaction affect Cornerstone Building Brands employees?

▪	Today’s announcement is the first step in the process, and it will remain business as usual for us as we focus on serving our customers

What happens next?

▪	Until we close, Cornerstone Building Brands remains a publicly traded company and will continue to operate as we always have.

▪	We expect the transaction to close in the second or third quarter of 2022, subject to receipt of customary shareholder and regulatory approvals

▪	Now that the definitive agreement is signed, Cornerstone Building Brands will seek approval of the transaction from our company’s shareholders, specifically from a majority of the shareholders not affiliated with CD&R

▪	In addition, the transaction will be subject to certain regulatory approvals and other closing conditions

▪	We will continue to keep you updated as we move through the process

What will happen to any stock that I own in Cornerstone Building Brands?

▪	Once the transaction is closed, anyone who fully owns stock of Cornerstone Building Brands will receive $24.65 in cash for each share they own.

What does it mean to be a private company? Does this mean we become a private company as of today?

▪	If the transaction closes, which we expect to occur later in second or third quarter of 2022, Cornerstone Building Brands common stock will no longer be listed on the New York Stock Exchange

▪	Until then, Cornerstone Building Brands remains a publicly traded company and you will remain subject to the same rules with respect to confidentiality, insider trading and public communication as outlined in our Code of Conduct

Who should I reach out to with questions?

▪	If you have questions, please reach out to your immediate supervisor

What should I tell customers about this announcement?

▪	We expect little will change in the way we work together to serve our customers and support our brands

▪	We remain focused on providing the highest quality products with best-in-class service for our customers and we will continue to strive for excellence as we advance on our vision to be the premier exterior building solutions company

What do I do if I am contacted by someone outside of the company or media?

▪	If you are approached with questions or for comments by investors, media or other third parties outside of Cornerstone Building Brands’ customers or vendors, please direct them to the following:

o	Media inquiries: Susan Selle, Chief Marketing Officer, susan.selle@cornerstone-bb.com

o	Investor inquiries: Tina Beskid, VP Investor Relations, tina.beskid@cornerstone-bb.com

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Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about the potential benefits of the proposed acquisition, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of closing the proposed transaction. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” “potential,” “forecast,” “target” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward looking statements. Forward-looking statements are based on a number of assumptions about future events and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs, projections and estimates expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 1, 2022, and the following: (1) the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the proposed transaction that could reduce the anticipated benefits of or cause the parties to abandon the proposed transaction; (2) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company’s stockholders) in the anticipated timeframe or at all; (3) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; (4) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel and maintaining relationships with the Company’s customers, vendors and others with whom it does business; (5) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; (6) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (7) significant transaction costs; (8) the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; (9) other business effects, including the effects of industry, market, economic, political or regulatory conditions; (10) the ability to meet expectations regarding the timing and completion of the proposed transaction; (11) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks; and (12) changes resulting from the COVID-19 pandemic, which could exacerbate any of the risks described above.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of the Company. Each such statement speaks only as of the day it was made. The Company undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by the Company.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, the Company will file relevant materials with the SEC, including a proxy statement on Schedule 14A (the “Proxy Statement”), and the Company and affiliates of CD&R will jointly file a transaction statement on Schedule 13e-3 (the “Schedule 13e-3”). This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. THE COMPANY URGES YOU TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors also will be able to obtain a free copy of the Proxy Statement, the Schedule 13e-3 and other documents (when available) filed by the Company with the SEC by accessing the Investors section of the Company’s website at https://investors.cornerstonebuildingbrands.com/investor-home/default.aspx.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be considered to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement when it is filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 20, 2021, or in its Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 1, 2022, and in other documents filed by the Company with the SEC. You can obtain free copies of these documents from the Company using the contact information above.